Exhibit 99.2

Ocean Power Technologies Signs Letter of Intent to Enter into Long-Term

Supply Agreement with NEC Energy Solutions

OPT Uniquely Positioned to Provide First Ever Persistent Electric Power Recharge

of Subsea Batteries with its PB3 PowerBuoy™

NEC to Supply Lithium Ion Batteries for OPT’s Subsea Battery Solutions

Monroe Township, N.J., December 5, 2018 (GLOBE NEWSWIRE) — Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NASDAQ: OPTT), a leader in innovative and cost-effective ocean energy solutions, announced today that the Company has signed a letter of intent to enter into a long-term supply agreement with NEC Energy Solutions (“NEC ES”), a pioneer and global leader in utility scale energy storage. Under the terms of the supply agreement, NEC ES will supply lithium ion batteries for OPT’s subsea battery solutions.

George H. Kirby, President and Chief Executive Officer of OPT, said, “We are excited to be working with NEC ES as a supplier of lithium ion batteries for our subsea battery solutions. Their long-standing leadership in the industry, as well as their dedication towards providing versatile, high-quality products, along with reliable service and maintenance, makes them extremely well suited to help us to position OPT as the price and delivery leader for subsea battery solutions. As we actively market our battery solutions with recharge capabilities from our PowerBuoy™ products, NEC ES provides us the confidence in offering what we believe will be a very high quality and desirable subsea battery technology.”

Last month, OPT expanded its product line to include subsea battery solutions that will provide sea floor energy storage for offshore operations. NEC ES is engaged in the business of designing, manufacturing, and integrating smart energy storage solutions for the electric grid and for applications with critical power needs. Recently NEC ES expressed an interest in providing their energy storage solutions for remote marine applications.

Steve Fludder, Chief Executive Officer of NEC Energy Solutions, stated, “We are excited to be partnering with OPT in powering their subsea battery solutions, which represents a new frontier for NEC into marine applications. OPT has uniquely positioned itself to provide the first ever persistent electric power recharge of subsea battery systems with its PowerBuoy™ products, which have an extensive range of uses within the offshore industry.”

OPT’s subsea battery solutions will enable the powering of subsea equipment, sensors, and communications, and the recharge of autonomous underwater vehicles (AUV) and electric remotely operated vehicles (eROV). They can power sensors, chemical injection systems, and even electric trees and control systems, which regulate the flow of oil, chemicals, and water and gas injection and disposal. According to data from Fior Research, the global subsea battery sales market is projected to grow to over $668 million over the next five years as industries such as offshore oil and gas begin to digitize their operations and turn to electric powered equipment to replace aging and less efficient hydraulic powered equipment.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, Ocean Power Technologies aspires to transform the world through durable, innovative and cost-effective ocean energy solutions. Its PowerBuoy™ technologies provide clean and reliable electric power and real-time data communications for remote offshore and subsea applications in markets such as oil and gas, defense and security, science and research, and communications. To learn more, visit www.oceanpowertechnologies.com.

About NEC Energy Solutions

NEC Energy Solutions designs, manufactures, and integrates smart energy storage solutions for the electric grid and applications with critical power needs. Its megawatt-scale energy storage and control systems provide greater stability to the grid while maximizing renewable generation. In telecom, datacenter, and other industrial applications, its high-performance lithium-ion battery systems provide better value than traditional lead-acid batteries in tough, critical power applications. Learn more at www.neces.com.

Forward-Looking Statements

This release may contain “forward-looking statements” that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates which could be inaccurate, and which are subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the SEC for a further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

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Investor Relations Contact:

Michael Porter, President

Porter, LeVay & Rose

Email: ocean@plrinvest.com

Phone: 212-564-4700

Business Development Contact:

Matthew May

Vice President, Global Business Development

Email: mmay@oceanpowertech.com

Phone: 609-730-0400

Ocean Power Technologies, Inc.